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                                                               Exhibit 99(d)(13)


                                 EXHIBIT (D)(13)

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                              WITH STEPHEN SAVITSKY


         This Amendment is made as of this 8th day of November, 2001 between Tender Loving Care Health Care Services, Inc. (the "Company") and Stephen Savitsky ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement with Stephen Savitsky, dated as of October 18, 2001 (the "Agreement"); and

         WHEREAS, the Company and Executive desire to amend the Agreement on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

          1. Section 3(b) of the Agreement is hereby amended by deleting therefrom the number "$4,770,000" and inserting in lieu thereof the number "$4,785,000".

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of this 8th day of November, 2001.

                                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.

                                  By:      /s/ Dale R. Clift
                                       ------------------------------
                                           Dale R. Clift, President and
                                           Chief Operating Officer

                                           /s/ Stephen Savitsky
                                         -------------------------------------
                                           Executive